UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 13, 2020

EQUILLIUM, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38692	82-1554746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2223 Avenida de la Playa, Suite 105, La Jolla, CA		92037
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 412-5302

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EQ	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 13, 2020, Equillium, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC, SVB Leerink LLC and Stifel, Nicolaus & Company, Incorporated, acting as representatives of the several underwriters named on Schedule A thereto (the “Underwriters”), which provided for the issuance and sale by the Company in an underwritten public offering (the “Offering”) and the purchase by the Underwriters of 5,000,000 shares of the Company’s common stock. Subject to the terms and conditions contained in the Underwriting Agreement, the shares will be sold to the Underwriters at a public offering price of $7.00 per share, less certain underwriting discounts and commissions. The Company also granted the Underwriters a 30-day option to purchase up to 750,000 additional shares of the Company’s common stock on the same terms and conditions. The gross offering proceeds to the Company from the Offering are estimated to be approximately $35 million, before deducting underwriting discounts and commissions and other offering expenses. The Company intends to use the net proceeds from the Offering to primarily fund the development of current and any future product candidates in the Company’s pipeline, potential acquisitions of new products, and for working capital, capital expenditures and general corporate purposes.

The Offering is expected to close on or about August 18, 2020, subject to customary closing conditions set forth in the Underwriting Agreement. The Offering is being made pursuant to the Company’s registration statement on Form S-3 (File No. 333-234683), which was declared effective by the Securities and Exchange Commission (the “SEC”) on November 25, 2019 under the Securities Act of 1933, as amended (the “Securities Act”), and the prospectus dated November 25, 2019, included in such registration statement, as supplemented by the preliminary prospectus supplement, dated August 13, 2020, and a final prospectus supplement dated August 13, 2020 and filed with the Securities and Exchange Commission on August 14, 2020.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act and termination and other provisions customary for transactions of this nature. The Company and all of the Company’s executive officers and directors have also agreed not to sell or transfer any securities of the Company held by them for a period of 90 days from August 13, 2020 subject to limited exceptions.

The representations, warranties and covenants of the Company contained in the Underwriting Agreement were made solely for purposes of such agreement and as of specific dates, are solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. Investors are not third-party beneficiaries under the Underwriting Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference. A copy of the opinion of Sichenzia Ross Ference LLP relating to the legality of the issuance and sale of the shares of common stock in the Offering is filed as Exhibit 5.1 hereto and is incorporated herein and into the registration statement by reference.

Item 8.01 Other Information.

On August 13, 2020, the Company issued a press release announcing the Offering. A copy of this press release is filed as Exhibit 99.1 hereto, and incorporated herein by reference.

On August 13, 2020, the Company issued a press release announcing the pricing of the Offering. A copy of this press release is filed as Exhibit 99.2 hereto, and incorporated herein by reference.

Neither the disclosures on this Current Report on Form 8-K nor the attached press releases shall constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

Number	Description

1.1	Underwriting Agreement, dated August 13, 2020, by and among Equillium, Inc. and Jefferies LLC, SVB Leerink LLC and Stifel, Nicolaus & Company, Incorporated, acting as the representatives of the several underwriters named on Schedule A thereto.

5.1	Opinion of Sichenzia Ross Ference LLP

23.1	Consent of Sichenzia Ross Ference LLP (included in Exhibit 5.1)

99.1	Press release dated August 13, 2020 announcing offering

99.2	Press release dated August 13, 2020 announcing pricing of offering

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, the expected closing date of the public offering and the intended use of net proceeds therefrom. Risks that contribute to the uncertain nature of the forward-looking statements include market conditions, the satisfaction of customary closing conditions related to the proposed public offering, as well as general economic factors, the risk that interim results of a clinical trial do not necessarily predict final results and that one or more of the clinical outcomes may materially change as patient enrollment continues, following more comprehensive reviews of the data, and as more patient data become available, the possibility that Equillium’s existing and new applications to the U.S. Food and Drug Administration and other regulatory agencies may not receive approval in a timely manner or at all, potential delays in the commencement, enrollment and completion of clinical trials and the reporting of data therefrom, uncertainties related to the completeness and accuracy of Biocon data and review by Equillium of Biocon data, and uncertainties related to Equillium’s capital requirements, Equillium’s plans and product development, including the initiation, restarting and completion of clinical trials, including a clinical trial of patients with COVID-19, uncertainties related to the actual impacts and length of such impacts caused by the COVID-19 pandemic, uncertainties caused by the recent restarting of the EQUIP and EQUALISE clinical trials after a pause, whether the results from clinical trials will validate and support the safety and efficacy of itolizumab, changes in the competitive landscape, reliance on third parties for manufacturing and development efforts and uncertainties having to use cash in ways or on timing other than expected and the impact of market volatility on cash reserves. These and other risks and uncertainties are described more fully under the caption “Risk Factors” and elsewhere in Equillium’s filings and reports with the United States Securities and Exchange Commission. All forward-looking statements contained in this Current Report on Form 8-K speak only as of the date on which they were made. Equillium undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EQUILLIUM, INC.

Date: August 14, 2020	By:	/s/ Bruce D. Steel
Bruce D. Steel
President and Chief Executive Officer